COLUMBIA FUNDS SERIES TRUST I

Item 77I/77Q1(d) - TERMS OF NEW OR AMENDED SECURITIES:

On December 23, 2016, a Form Type 485(b), Accession No. 0001193125-16-803021, an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This amendment registered the new class of shares of the Fund listed below, effective December 31, 2016, and describes the characteristics of the new class of shares:

Fund	New Share Class
Active Portfolios® Multi-Manager Growth Fund (now known as Multi-Manager Growth Strategies Fund)	Class Z